                                                              Exhibit (h)(6)(f)

                  AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
                                 by and among
             Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
              American General Life Insurance Company of Delaware
                    (formerly "AIG Life Insurance Company")
                 American General Equity Services Corporation

   Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us") and American General Life Insurance Company of Delaware (formerly "AIG Life Insurance Company") ("you"), American General Equity Services Corporation, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000 and subsequently amended May 1, 2001, May 3, 2004, March 31, 2006, June 5, 2007 and March 1, 2009, respectively (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment").

   Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

   WHEREAS, AIG Life Insurance Company changed its name to American General Life Insurance Company of Delaware effective as of December 8, 2009.

                                   AMENDMENT
                                   ---------

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. The name of AIG Life Insurance Company was changed to American General Life Insurance Company of Delaware effective as of December 8, 2009. All prior references to AIG Life Insurance Company in this Agreement and prior amendments shall hereafter mean American General Life Insurance Company of Delaware.

2. Schedules A and G of the Agreement are deleted and replaced in their entirety with the Schedules A and G attached hereto, respectively.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of August 28, 2012.

The Trust:                     FRANKLIN TEMPLETON VARIABLE INSURANCE
                               PRODUCTS TRUST
Only on behalf of each
Portfolio listed on Schedule
C of the Agreement.
                                       /s/ Karen L. Skidmore
                               By:     -------------------------------------
                               Name:   Karen L. Skidmore
                               Title:  Vice President

The Underwriter:               FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                       /s/ Thomas M. Regner
                               By:     -------------------------------------
                               Name:   Thomas M. Regner
                               Title:  Executive Vice President

The Company:
AMERICAN GENERAL LIFE INSURANCE
COMPANY OF DELAWARE

By:     /s/ Rodney E. Rishel                         /s/ Lauren W. Jones
        ----------------------------------  Attest:  ------------------------
Name:   Rodney E. Rishel                    Name:    Lauren W. Jones
Title:  SVP                                 Title:   Assistant Secretary

                                            [Corporate Seal]

The Distributor:
AMERICAN GENERAL EQUITY SERVICES
CORPORATION

By:     /s/ John Gatesman                            /s/ Lauren W. Jones
        ----------------------------------  Attest:  ------------------------
Name:   John Gatesman                       Name:    Lauren W. Jones
Title:  President                           Title:   Assistant Secretary

                                            [Corporate Seal]

                                      2

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                                  SCHEDULE A

                        THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY:

American General Life Insurance Company of Delaware
2919 Allen Parkway, L4-01
Houston, Texas 77019

A life insurance company organized as a corporation under Delaware laws.

THE DISTRIBUTOR:

American General Equity Services Corporation
2727-A Allen Parkway
Houston, Texas 77019

A corporation organized under Delaware laws.

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

                                  SCHEDULE G

                             ADDRESSES FOR NOTICES

 To the Company:                        American General Life Insurance
                                        Company of Delaware
                                        2919 Allen Parkway
                                        Houston, Texas 77019
                                        Attention: General Counsel

 To the Distributor:                    American General Equity Services
                                        Corporation
                                        2727-A Allen Parkway
                                        Houston, Texas 77019
                                        Attention: General Counsel

 To the Trust:                          Franklin Templeton Variable Insurance
                                        Products Trust
                                        One Franklin Parkway, Bldg. 920 2nd
                                        Floor
                                        San Mateo, California 94403
                                        Attention: Karen L. Skidmore,
                                        Vice President

 To the Underwriter:                    Franklin/Templeton Distributors, Inc.
                                        100 Fountain Parkway, Bldg. 140, 7th
                                        Floor
                                        St. Petersburg, FL 33716
                                        Attention: Peter Jones, President

 If to the Trust or Underwriter with a
   copy to:                             Franklin Templeton Investments
                                        One Franklin Parkway, Bldg. 920 2nd
                                        Floor
                                        San Mateo, California 94403
                                        Attention: General Counsel

                                      4